SECOND AMENDMENT TO AGREEMENT

THIS SECOND AMENDMENT TO AGREEMENT (this "Amendment") is entered into as of April 13, 2023, by and among **FIESTA RESTAURANT GROUP, INC.**, a Delaware corporation (the "Employer") and Dirk Montgomery (the "Executive").

WITNESSETH:

WHEREAS, Employer and the Executive are parties to that certain Agreement dated September 9, 2019 as amended by the Amendment to Agreement dated as of February 23, 2022 (as further amended, restated, supplemented or otherwise modified from time to time, the "Agreement") which provides for certain payments and other consideration to the Executive upon such Executive's termination Without Cause or for Good Reason (each as defined in the Agreement); and

WHEREAS, Employer and Executive wish to amend certain provisions of the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

2. Amendment to the Agreement.

(a) Section 1 of the Agreement shall be amended by deleting subsection 1.7 in its entirety and replacing it with the following:

"1.7. Severance Payment" shall mean: an amount equal to 1.5 times the Executive's highest annual base salary in effect prior to the date the Executive incurs a Termination of employment. "

(b) Section 1 of the Agreement shall be amended by adding a new subsections 1.10 and 1.11 that read as follows:

"1.10 "Special Severance Payment" shall mean: an amount equal to two times the Executive's highest annual base salary in effect prior to the date the Executive incurs a Termination of employment."

"1.11 "Change of Control" shall, for purposes of this Agreement, occur or be deemed to have occurred only if any of the following events occur:

(A) The acquisition, directly or indirectly, by any person or group (as those terms are defined in Sections 3(a)(9), 13(d) and 14(d) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") and the rules thereunder) of beneficial ownership (as determined pursuant to Rule 13d-3 under the Exchange Act) of securities entitled to vote generally in the election of directors (voting securities) of the Employer that represent 50% or more of the combined voting power of the Employer's then outstanding voting securities, other than:

(1) An acquisition by a trustee or other fiduciary holding securities under any employee benefit plan (or related trust) sponsored or maintained by the Employer or any person controlled by the Employer or by any employee benefit plan (or related trust) sponsored or maintained by the Employer or any person controlled by the Employer; or

(2) An acquisition of voting securities by the Employer or a corporation owned, directly or indirectly by all of the stockholders of the Employer in substantially the same proportions as their ownership of the stock of the Employer.

Notwithstanding the foregoing, the following event shall not constitute an acquisition by any person or group for purposes of this subsection: an acquisition of the Employer's securities by the Employer which causes the Employer's voting securities beneficially owned by a person or group to represent 50% or more of the combined voting power of the Employer's then outstanding voting securities; provided, however, that if a person or group shall become the beneficial owner of 50% or more of the combined voting power of the Employer's then outstanding voting securities by reason of share acquisitions by the Employer as described above and shall, after such share acquisitions by the Employer, become the beneficial owner of any additional voting securities of the Employer, then such acquisition shall constitute a Change of Control; or

(B) Individuals who, as of or immediately following April 13, 2023, constitute the Board of Directors of the Employer (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Employer, provided that any person becoming a director subsequent to such date whose election, or nomination for election by the Employer's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of directors on the Board of Directors of the Employer) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; or

(C) The consummation by the Employer (whether directly involving the Employer or indirectly involving the Employer through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) the acquisition of assets or stock of another entity, in each case other than a transaction:

(1) Which results in the Employer's voting securities outstanding immediately before the transaction continuing to represent (either by the remaining outstanding or by being converted into voting securities of the Employer or the person that, as a result of the transaction, controls, directly or indirectly, the Employer or owns, directly or indirectly, all or substantially all of the Employer's assets or otherwise succeeds to the business of the Employer (the Employer or such person, the "Successor Entity")) directly or indirectly, at least a majority of the combined voting power of the Successor Entity's outstanding voting securities

immediately after the transaction; and

(2) After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (2) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Employer prior to the consummation of the transaction; or

(D) A sale or disposition of all or substantially all of the Employer's assets; or

(E) The Employer's stockholders approve a liquidation or dissolution of the Employer.

However, to the extent necessary for the Executive to avoid adverse tax consequences under Section 409A of the Code, and its implementing regulations and guidance, a Change of Control shall not be deemed to occur unless it constitutes a "change in the ownership or effective control of a corporation or in the ownership of a substantial portion of the assets of a corporation" under Treas. Reg. Section 1.409A-3(i)(5), as revised from time to time. "

(c) Section 2 of the Agreement shall be amended by adding a new subsection 2.2 that reads as follows:

"2.2 Termination Following a Change of Control. Notwithstanding Section 2.1 of this Agreement and subject to the provisions of this Agreement, in the event that the Executive incurs a Termination of employment withing 12 months after the occurrence of a Change of Control (a) by the Employer (or any successor to Employer after the Change of Control) without Cause or (b) by the Executive with Good Reason, this Section 2.2 shall apply and Section 2.1 above shall not apply and the Employer (or any successor thereto) shall pay to the Executive the Special Severance Payment, the Severance Bonus and the COBRA Payments. The Special Severance Payment shall be paid to the Executive in a single lump sum cash payment within thirty (30) days following the Termination of employment. The Severance Bonus shall be paid to the Executive in a single lump sum cash payment on the date that bonuses are paid under the Executive Bonus Plan, but in no event later than March 15th of the calendar year following the calendar year in which the Executive's employment terminates. Notwithstanding the foregoing, the Executive shall not be entitled to any payment under this Section 2.2 unless prior to the date such payment is required to be made to the Executive, the Executive delivers to the Employer the executed Release and further provided that the Release has been executed and delivered to the Employer prior to the payment date and the Release becomes effective and irrevocable (as more fully described in the Release) prior to the payment date. For avoidance of doubt, it is understood that any payment pursuant to this Section 2.2 is in lieu of, and not in addition to, any payments pursuant to Section 2.1 above."

3. No Modification. Except as expressly set forth herein, the Agreement remains unmodified and in full force and effect.

4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.

5. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6. Governing Law; Dispute Resolution. The terms and provisions of Section 11 of the Agreement are incorporated herein by reference and shall apply to this Amendment.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Second Amendment as of the date set forth above.

EMPLOYER:

FIESTA RESTAURANT GROUP, INC.

By:________________________

Name: Louis DiPietro

Title: Senior Vice President, Chief Legal and People Officer, General Counsel and Secretary

EXECUTIVE:

____

Dirk Montgomery